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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and in the Registration Statement (Form S-3/A Amendment No. 1) and related prospectus of Velocity Express Corporation for the registration of 9,525,787 shares of its common stock and to the incorporation by reference therein of our report dated October 9, 2001, with respect to the consolidated financial statements of Velocity Express Corporation included in its Annual Report (Form 10-KSB) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       -----------------------------------------
                                       Ernst & Young LLP

Minneapolis, Minnesota
May 30, 2002